UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2005 (October 27, 2005)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

Item 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS AND APPOINTMENT OF PRINCIPAL OFFICERS
On October 27, 2005, Arkansas Best Corporation issued a press release announcing that Robert A. Young III, current Chairman and Chief Executive Officer of Arkansas Best Corporation has announced his retirement from the Chief Executive Officer position, effective January 31, 2006. Mr. Young will continue as Chairman of the Board of Directors. Robert A. Davidson, current President and Chief Operating Officer will become Arkansas Best’s President and Chief Executive Officer on February 1, 2006. In addition to these new duties with Arkansas Best, Mr. Davidson will continue to be the President and Chief Executive Officer of ABF Freight System, Inc., Arkansas Best’s largest subsidiary.
The following is a complete list of the positions Mr. Davidson has held as an employee of the Company:
1972 – Analyst, ABC Economic Analysis Dept.
1977 – Manager, ABC Economic Analysis Dept.
1979 – Director, ABC Economic Analysis Dept.
1982 – ABF VP of Pricing
1997 – ABF VP of Marketing & Pricing
2003 – ABF President and CEO
2005 – Arkansas Best Corporation President and Chief Operating Officer and ABF President and CEO
A copy of the press release is attached as an exhibit to this Report on Form 8-K
ITEM 9.01 – EXHIBITS
99.1 Press release of Arkansas Best Corporation dated October 27, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARKANSAS BEST CORPORATION

(Registrant)
Date: October 28, 2005	/s/ Richard F. Cooper
Richard F. Cooper,
Senior Vice President – Administration